SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED MARCH 24, 2003
(To Prospectus dated March 24, 2003)


                                   CWMBS, INC.
                                    Depositor

                                   Countrywide
                                Home Loans, Inc.
                                     Seller

                       Countrywide Home Loans Servicing LP
                                 Master Servicer

                         Alternative Loan Trust 2003-3T1
                                     Issuer

                Mortgage Pass-Through Certificates, Series 2003-9

                                 --------------

--------------------------------------------------------------------------------
The Class PO Certificates represent obligations of the trust only and do not represent an interest in or obligation of CWMBS, Inc., Countrywide Home Loans, Inc., Countrywide Home Loans Servicing LP, or any of their affiliates.

This supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus supplement and the prospectus.
--------------------------------------------------------------------------------


                            The Class PO Certificates

o This supplement relates to the offering of the Class PO Certificates of the series referenced above. This supplement does not contain complete information about the offering of the Class PO Certificates. Additional information is contained in the prospectus supplement dated March 24, 2003, prepared in connection with the offering of the offered certificates of the series referenced above, and in the prospectus of the depositor dated March 24, 2003. You are urged to read this supplement, the prospectus supplement and the prospectus in full.

o As of May 27, 2003, the class certificate balance of the Class PO Certificates was approximately $5,726,119.

o Exhibit 1 to this supplement is the monthly statement made available to holders of the Class PO Certificates on the distribution date in May 2003.

o This supplement also modifies the "Method of Distribution" section on page S-70 of the prospectus supplement and the "Yield, Prepayment and Maturity Considerations" section on page S-48 of the prospectus supplement as described on the next page.

Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc., Countrywide Home Loans, Inc. and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to transactions in the Class PO certificates in which Countrywide Securities Corporation acts as placement agent. Sales will be made at prices related to the prevailing prices at the time of sale.

June 30, 2003

                             ADDITIONAL INFORMATION


                  You should purchase the Class PO Certificates only if you have read this supplement and the following documents:


    o the prospectus supplement, dated March 24, 2003 (the "Prospectus Supplement"), prepared in connection with the offering of the offered certificates of the series referenced above, which is attached to, and forms a part of this supplement; and


    o the prospectus of the depositor, dated March 24, 2003, which is attached to, and forms a part of this supplement.


                            DESCRIPTION OF COLLATERAL


Reports to Certificateholders


                  The monthly statement furnished to the Certificateholders on the Distribution Date in May 2003 (the "Certificate Date") is included herein as
Exhibit 1.


                             METHOD OF DISTRIBUTION

                  Pursuant to a Placement Agency Agreement, dated as of June 30, 2003 (the "Placement Agreement"), between CWMBS, Inc. (the "PO Seller") and Countrywide Securities Corporation (the "Placement Agent"), the Placement Agent has agreed, subject to the satisfaction of certain conditions, to sell the Class PO Certificates on a best efforts basis, and the PO Seller has agreed to sell the Class PO Certificates through the Placement Agent. Sales will be made at prices relating to the prevailing prices at the time of sale.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Sensitivity of the Class PO Certificates

                  The information set forth in the following table has been prepared on the basis of the structuring assumptions contained in the Prospectus Supplement, that the Class PO Certificates have the class certificate balance described on the cover to this supplement, that the closing date for the purchase of the Class PO Certificates is June 30, 2003, and the assumption that the aggregate purchase price of the Class PO Certificates (expressed as a percentage of their Certificate Date Class Certificate Balance) is 86%.

          Sensitivity of the Principal Only Certificates to Prepayments
                          (Pre-tax Yields to Maturity)

                                                              Percentage of the Prepayment Assumption
                                                       ------------------------------------------------------------
        Class                                            0%         50%        100%        150%        200%
        -----                                            --         ---        ----        ----        ----
        Class PO..................................      0.8%       1.9%        3.4%        5.0%        6.7%

                  It is unlikely that the Discount mortgage loans will have the precise characteristics described in this supplement or that the Discount mortgage loans will all prepay at the same rate until maturity or that all of the Discount mortgage loans will prepay at the same rate or time. As a result of these factors, the pre-tax yield on the Class PO Certificates is likely to differ from those shown in the table above, even if all of the Discount mortgage loans prepay at the indicated percentages of the Prepayment Assumption. No representation is made as to the actual rate of principal payments on the Discount mortgage loans for any period or over the life of the Class PO Certificates or as to the yield on the Class PO Certificates. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase the Class PO Certificates.

                                    EXHIBIT 1

                                   [Attached]

  THE
 BANK OF
  NEW
 YORK
101 Barclay Street, 8 West                           Distribution Date: 5/25/03
New York, NY 10286
Officer:        Courtney Bartholomew            212 815-3236
Associate:      Sean O'Connell                  212-815-6312
                Countrywide Home Loans
                Mortgage Pass - Through Certificates
                Series 2003-09


                 Certificateholder Monthly Distribution Summary

----------------------------------------------------------------------------------------------------------------------
                                                                          Pass
                        Class        Certificate       Beginning       Through        Principal          Interest
 Class      Cusip     Description     Rate Type         Balance           Rate        Distribution       Distribution
----------------------------------------------------------------------------------------------------------------------
  A1      12669D6S2      Senior       Fix-30/360      49,549,775.75     5.750000      1,902,044.01        237,426.01
  A2      12669D6T0      Senior       Fix-30/360     144,453,824.84     4.500000      5,545,081.24        541,701.84
  A3      12669D6U7      Senior       Var-30/360      65,660,828.84     1.820000      2,520,491.45         99,585.59
  A4      12669D6V5     Strip IO      Var-30/360      65,660,828.84     6.680000                 -        365,511.95
  A5      12669D6W3      Senior       Fix-30/360       7,000,000.00     5.500000                 -         32,083.33
  A6      12669D6X1     Strip IO      Fix-30/360       7,000,000.00     0.200000                 -          1,166.67
  A7      12669D6Y9      Senior       Var-30/360      29,893,242.05     1.950000        996,761.64         48,576.52
  A8      12669D6Z6     Strip IO      Var-30/360      29,893,242.05     6.550000                 -        163,167.28
  A9      12669D7A0     Strip IO      Fix-30/360      32,268,000.00     0.250000                 -          6,722.50
  A10     12669D7B8      Senior       Fix-30/360      32,268,000.00     5.500000                 -        147,895.00
  PO      12669D7C6     Strip PO      Fix-30/360       5,765,068.35     0.000000         38,949.22                 -
   M      12669D7E2      Senior       Fix-30/360       9,758,663.55     6.000000          8,629.94         48,793.32
  B1      12669D7F9      Senior       Fix-30/360       2,661,453.70     6.000000          2,353.62         13,307.27
  B2      12669D7G7      Senior       Fix-30/360       2,306,593.20     6.000000          2,039.80         11,532.97
  B3      12669D3Z9      Senior       Fix-30/360       1,064,581.48     6.000000            941.45          5,322.91
  B4      12669D4A3      Senior       Fix-30/360         887,151.23     6.000000            784.54          4,435.76
  B5      12669D4B1      Senior       Fix-30/360       1,064,665.62     6.000000            941.52          5,323.33
  AR      12669D7D4      Senior       Fix-30/360                  -     6.000000                 -              0.15
----------------------------------------------------------------------------------------------------------------------
Totals                                               352,333,848.61                  11,019,018.43      1,732,552.40
----------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                                   Current                          Cumulative
                Total             Realized         Ending             Realized
 Class       Distribution          Losses          Balance            Losses
-------------------------------------------------------------------------------
  A1          2,139,470.02            -         47,647,731.74           -
  A2          6,086,783.09            -        138,908,743.60           -
  A3          2,620,077.04            -         63,140,337.39           -
  A4            365,511.95            -         63,140,337.39           -
  A5             32,083.33            -          7,000,000.00           -
  A6              1,166.67            -          7,000,000.00           -
  A7          1,045,338.16            -         28,896,480.41           -
  A8            163,167.28            -         28,896,480.41           -
  A9              6,722.50            -         32,268,000.00           -
  A10           147,895.00            -         32,268,000.00           -
  PO             38,949.22            -          5,726,119.13           -
   M             57,423.25            -          9,750,033.62           -
  B1             15,660.89            -          2,659,100.08           -
  B2             13,572.77            -          2,304,553.40           -
  B3              6,264.35            -          1,063,640.03           -
  B4              5,220.30            -            886,366.69           -
  B5              6,264.85            -          1,063,724.10           -
  AR                  0.15            -                     -           -
--------------------------------------------------------------------------
Totals       12,751,570.82            -        341,314,830.19           -
--------------------------------------------------------------------------


                          Principal Distribution Detail

-------------------------------------------------------------------------------------------------------------
                             Original           Beginning             Scheduled                 Unscheduled
                            Certificate        Certificate           Principal     Accretion    Principal
 Class      Cusip            Balance             Balance            Distribution   Principal    Adjustments
-------------------------------------------------------------------------------------------------------------
  A1      12669D6S2        50,000,000.00       49,549,775.75        1,902,044.01        -           -
  A2      12669D6T0       145,766,376.00      144,453,824.84        5,545,081.24        -           -
  A3      12669D6U7        66,257,443.00       65,660,828.84        2,520,491.45        -           -
  A4      12669D6V5        66,257,443.00       65,660,828.84                   -        -           -
  A5      12669D6W3         7,000,000.00        7,000,000.00                   -        -           -
  A6      12669D6X1         7,000,000.00        7,000,000.00                   -        -           -
  A7      12669D6Y9        30,129,181.00       29,893,242.05          996,761.64        -           -
  A8      12669D6Z6        30,129,181.00       29,893,242.05                   -        -           -
  A9      12669D7A0        32,268,000.00       32,268,000.00                   -        -           -
  A10     12669D7B8        32,268,000.00       32,268,000.00                   -        -           -
  PO      12669D7C6         5,828,815.83        5,765,068.35           38,949.22        -           -
   M      12669D7E2         9,762,500.00        9,758,663.55            8,629.94        -           -
  B1      12669D7F9         2,662,500.00        2,661,453.70            2,353.62        -           -
  B2      12669D7G7         2,307,500.00        2,306,593.20            2,039.80        -           -
  B3      12669D3Z9         1,065,000.00        1,064,581.48              941.45        -           -
  B4      12669D4A3           887,500.00          887,151.23              784.54        -           -
  B5      12669D4B1         1,065,084.17        1,064,665.62              941.52        -           -
  AR      12669D7D4               100.00                   -                   -        -           -
-------------------------------------------------------------------------------------------------------------
Totals                    355,000,000.00      352,333,848.61       11,019,018.43        -           -
-------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------
               Net         Current        Ending            Ending
            Principal     Realized      Certificate       Certificate
 Class    Distribution     Losses         Balance           Factor
---------------------------------------------------------------------
  A1      1,902,044.01      -          47,647,731.74   0.95295463474
  A2      5,545,081.24      -         138,908,743.60   0.95295463474
  A3      2,520,491.45      -          63,140,337.39   0.95295463474
  A4                 -      -          63,140,337.39   0.95295463474
  A5                 -      -           7,000,000.00   1.00000000000
  A6                 -      -           7,000,000.00   1.00000000000
  A7        996,761.64      -          28,896,480.41   0.95908615669
  A8                 -      -          28,896,480.41   0.95908615669
  A9                 -      -          32,268,000.00   1.00000000000
  A10                -      -          32,268,000.00   1.00000000000
  PO         38,949.22      -           5,726,119.13   0.98238120654
   M          8,629.94      -           9,750,033.62   0.99872303394
  B1          2,353.62      -           2,659,100.08   0.99872303394
  B2          2,039.80      -           2,304,553.40   0.99872303394
  B3            941.45      -           1,063,640.03   0.99872303394
  B4            784.54      -             886,366.69   0.99872303394
  B5            941.52      -           1,063,724.10   0.99872303544
  AR                 -      -                      -   0.00000000000
---------------------------------------------------------------------
Totals   11,019,018.43      -         341,314,830.19
---------------------------------------------------------------------

                          Interest Distribution Detail

------------------------------------------------------------------------------------------------------------------------------
             Beginning       Pass       Accrued   Cumulative             Total        Net         Unscheduled
           Certificate     Through      Optimal    Unpaid    Deferred   Interest   Prepayment      Interest       Interest
   Class     Balance       Rate(%)      Interest   Interest   Interest    Due     Int Shortfall    Adjustment       Paid
------------------------------------------------------------------------------------------------------------------------------
    A1     49,549,775.75   5.750000    237,426.01      -         -      237,426.01       -              -          237,426.01
    A2    144,453,824.84   4.500000    541,701.84      -         -      541,701.84       -              -          541,701.84
    A3     65,660,828.84   1.820000     99,585.59      -         -       99,585.59       -              -           99,585.59
    A4     65,660,828.84   6.680000    365,511.95      -         -      365,511.95       -              -          365,511.95
    A5      7,000,000.00   5.500000     32,083.33      -         -       32,083.33       -              -           32,083.33
    A6      7,000,000.00   0.200000      1,166.67      -         -        1,166.67       -              -            1,166.67
    A7     29,893,242.05   1.950000     48,576.52      -         -       48,576.52       -              -           48,576.52
    A8     29,893,242.05   6.550000    163,167.28      -         -      163,167.28       -              -          163,167.28
    A9     32,268,000.00   0.250000      6,722.50      -         -        6,722.50       -              -            6,722.50
    A10    32,268,000.00   5.500000    147,895.00      -         -      147,895.00       -              -          147,895.00
    PO      5,765,068.35   0.000000             -      -         -               -       -              -                   -
     M      9,758,663.55   6.000000     48,793.32      -         -       48,793.32       -              -           48,793.32
    B1      2,661,453.70   6.000000     13,307.27      -         -       13,307.27       -              -           13,307.27
    B2      2,306,593.20   6.000000     11,532.97      -         -       11,532.97       -              -           11,532.97
    B3      1,064,581.48   6.000000      5,322.91      -         -        5,322.91       -              -            5,322.91
    B4        887,151.23   6.000000      4,435.76      -         -        4,435.76       -              -            4,435.76
    B5      1,064,665.62   6.000000      5,323.33      -         -        5,323.33       -              -            5,323.33
    AR                 -   6.000000             -      -         -               -       -              -                0.15
------------------------------------------------------------------------------------------------------------------------------
  Totals  352,333,848.61             1,732,552.25      -         -    1,732,552.25       -              -        1,732,552.40
------------------------------------------------------------------------------------------------------------------------------

                           Current Payment Information
                               Factors per $1,000

 ----------------------------------------------------------------------------------------------------------------------------
                      Original          Beginning Cert.                                          Ending Cert.       Pass
                     Certificate          Notional           Principal         Interest            Notional        Through
 Class    Cusip       Balance             Balance           Distribution      Distribution          Balance        Rate (%)
-----------------------------------------------------------------------------------------------------------------------------
  A1    12669D6S2   50,000,000.00       990.995514913       38.040880176        4.748520176       952.954634737     5.750000
  A2    12669D6T0  145,766,376.00       990.995514913       38.040880176        3.716233181       952.954634737     4.500000
  A3    12669D6U7   66,257,443.00       990.995514913       38.040880176        1.503009864       952.954634737     1.820000
  A4    12669D6V5   66,257,443.00       990.995514913        0.000000000        5.516541700       952.954634737     6.680000
  A5    12669D6W3    7,000,000.00      1000.000000000        0.000000000        4.583333333      1000.000000000     5.500000
  A6    12669D6X1    7,000,000.00      1000.000000000        0.000000000        0.166666667      1000.000000000     0.200000
  A7    12669D6Y9   30,129,181.00       992.169088499       33.082931806        1.612274769       959.086156693     1.950000
  A8    12669D6Z6   30,129,181.00       992.169088499        0.000000000        5.415589608       959.086156693     6.550000
  A9    12669D7A0   32,268,000.00      1000.000000000        0.000000000        0.208333333      1000.000000000     0.250000
  A10   12669D7B8   32,268,000.00      1000.000000000        0.000000000        4.583333333      1000.000000000     5.500000
  PO    12669D7C6    5,828,815.83       989.063390943        6.682184402        0.000000000       982.381206540     0.000000
   M    12669D7E2    9,762,500.00       999.607022182        0.883988239        4.998035111       998.723033943     6.000000
  B1    12669D7F9    2,662,500.00       999.607022182        0.883988239        4.998035111       998.723033943     6.000000
  B2    12669D7G7    2,307,500.00       999.607022182        0.883988239        4.998035111       998.723033943     6.000000
  B3    12669D3Z9    1,065,000.00       999.607022182        0.883988239        4.998035111       998.723033943     6.000000
  B4    12669D4A3      887,500.00       999.607022182        0.883988239        4.998035111       998.723033943     6.000000
  B5    12669D4B1    1,065,084.17       999.607023685        0.883988241        4.998035118       998.723035444     6.000000
  AR    12669D7D4          100.00         0.000000000        0.000000000        1.456426797         0.000000000     6.000000
-----------------------------------------------------------------------------------------------------------------------------
Totals             355,000,000.00       992.489714394       31.039488535        4.880429296       961.450225887
-----------------------------------------------------------------------------------------------------------------------------

 THE
BANK OF
 NEW
 YORK
101 Barclay Street, 8 West
New York, NY 10286
Officer:       Courtney Bartholomew     212 815-3236
Associate:     Sean O'Connell           212-815-6312

                             Countrywide Home Loans
                      Mortgage Pass - Through Certificates
                                 Series 2003-09


Pool Level Data
Distribution Date                                                                                                 5/25/2003
Cut-off Date                                                                                                       3/1/2003
Determination Date                                                                                                 5/1/2003
Accrual Period 30/360                               Begin                                                          4/1/2003
                                                    End                                                            5/1/2003
Number of Days in 30/360 Accrual Period                                                                                  30


-----------------------------------------------------------------------------------
  Collateral Information
-----------------------------------------------------------------------------------
Group 1
Cut-Off Date Balance                                                                                         355,000,000.00

Beginning Aggregate Pool Stated Principal Balance                                                            352,333,848.62
Ending Aggregate Pool Stated Principal Balance                                                               341,314,830.19

Beginning Aggregate Certificate Stated Principal Balance                                                     352,333,848.61
Ending Aggregate Certificate Stated Principal Balance                                                        341,314,830.18

Beginning Aggregate Loan Count                                                                                          764
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                                          22
Ending Aggregate Loan Count                                                                                             742

Beginning Weighted Average Loan Rate (WAC)                                                                        6.408535%
Ending Weighted Average Loan Rate (WAC)                                                                           6.398509%

Beginning Net Weighted Average Loan Rate                                                                          5.901825%
Ending Net Weighted Average Loan Rate                                                                             5.899340%

Weighted Average Maturity (WAM) (Months)                                                                                355

Servicer Advances                                                                                                 11,601.56

Aggregate Pool Prepayment                                                                                     10,706,900.91
Pool Prepayment Rate                                                                                            30.9715 CPR



-----------------------------------------------------------------------------------
 Certificate Information
-----------------------------------------------------------------------------------
Group 1
Senior Percentage                                                                                            94.8803499355%
Senior Prepayment Percentage                                                                                100.0000000000%

Subordinate Percentage                                                                                        5.1196500645%
Subordinate Prepayment Percentage                                                                             0.0000000000%

Certificate Account

Beginning Balance                                                                                                         -

Deposit
Payments of Interest and Principal                                                                            12,892,883.71
Liquidation Proceeds                                                                                                      -
All Other Proceeds                                                                                                        -
Other Amounts                                                                                                             -
Total Deposits                                                                                                12,892,883.71

Withdrawals
Reimbursement of Servicer Advances                                                                                        -
Payment of Master Servicer Fees                                                                                   68,290.63
Payment of Sub Servicer Fees                                                                                      72,730.60
Payment of Other Fees                                                                                             70,049.45
Payment of Insurance Premium(s)                                                                                      291.67
Payment of Personal Mortgage Insurance                                                                             2,681.15
Other Permitted Withdrawal per the Pooling and Service Agreement                                                          -
Payment of Principal and Interest                                                                             12,751,570.81
Total Withdrawals                                                                                             12,965,614.31

Ending Balance                                                                                                       291.67

Prepayment Compensation
Total Gross Prepayment Interest Shortfall                                                                          5,112.26
Compensation for Gross PPIS from Servicing Fees                                                                    5,112.26
Other Gross PPIS Compensation                                                                                             -
Total Net PPIS (Non-Supported PPIS)                                                                                       -

Master Servicing Fees Paid                                                                                        68,290.63
Insurance Premium(s) Paid                                                                                            291.67
Personal Mortgage Insurance Fees Paid                                                                              2,681.15
Other Fees Paid                                                                                                   70,049.45
Total Fees                                                                                                       141,312.90

-----------------------------------------------------------------------------------
        Delinquency Information
-----------------------------------------------------------------------------------

Group 1

Delinquency                                            30-59 Days    60-89 Days            90+ Days                  Totals
Scheduled Principal Balance                          1,841,235.27             -                   -            1,841,235.27
Percentage of Total Pool Balance                        0.539454%     0.000000%           0.000000%               0.539454%
Number of Loans                                                 4             0                   0                       4
Percentage of Total Loans                               0.539084%     0.000000%           0.000000%               0.539084%

Foreclosure
Scheduled Principal Balance                                                                                               -
Percentage of Total Pool Balance                                                                                  0.000000%
Number of Loans                                                                                                           0
Percentage of Total Loans                                                                                         0.000000%

Bankruptcy
Scheduled Principal Balance                                                                                               -
Percentage of Total Pool Balance                                                                                  0.000000%
Number of Loans                                                                                                           0
Percentage of Total Loans                                                                                         0.000000%

REO
Scheduled Principal Balance                                                                                               -
Percentage of Total Pool Balance                                                                                  0.000000%
Number of Loans                                                                                                           0
Percentage of Total Loans                                                                                         0.000000%

Book Value of all REO Loans                                                                                               -
Percentage of Total Pool Balance                                                                                  0.000000%

Current Realized Losses                                                                                                   -
Additional Gains (Recoveries)/Losses                                                                                      -
Total Realized Losses                                                                                                     -

-----------------------------------------------------------------------------------
         Subordination/Credit Enhancement Information
-----------------------------------------------------------------------------------

Protection                                                                                   Original               Current
Bankruptcy Loss                                                                            100,000.00            100,000.00
Bankruptcy Percentage                                                                       0.028169%             0.029298%
Credit/Fraud Loss                                                                        5,000,000.00          5,000,000.00
Credit/Fraud Loss Percentage                                                                1.408451%             1.464923%
Special Hazard Loss                                                                      5,000,000.00          4,990,486.90
Special Hazard Loss Percentage                                                              1.408451%             1.462136%

Credit Support                                                                               Original               Current
Class A                                                                                355,000,000.00        341,314,830.18
Class A Percentage                                                                        100.000000%           100.000000%